UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         ARROWHEAD RESEARCH CORPORATION
                 (Name of small business issuer in its charter)

             Delaware                                  46-0408024
             --------                                  ----------
     (State of incorporation)                        (I.R.S. Employer
                                                    Identification No.)

                          150 S. Los Robles, Suite 480
                           Pasadena, California  91101
                                 (626) 792-5549
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name or each exchange on which
          to be so registered                  each class is to be so registered

                 None                                         None

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
Not  Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                   Warrants to purchase shares of Common Stock

ITEM 1.     DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

     The description of registrant's Warrants to purchase shares of Common Stock contained in registrant's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on January 13, 2004, is incorporated herein in response to this item.

ITEM 2.     EXHIBITS.

     Number                    Description
     ------                    -----------

      4.1 Form of Warrant to Purchase Shares of the Common Stock of Arrowhead Research Corporation, a Delaware corporation *

      4.2      Registration  Rights  Agreement  dated  January  12,  2004  (1)

      4.3      Standstill  and  Registration  Rights Agreement dated January 12,
               2004  (1)

______________

*    Filed herewith.

(1) Incorporated by reference from the exhibits to the Annual Report on Form 10-KSB filed by the registrant on January 13, 2004.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 ARROWHEAD RESEARCH CORPORATION

                         Date:   February 23, 2004

                         By:          /s/ R. Bruce Stewart
                                 --------------------------------------
                                      R. Bruce Stewart, President